Exhibit 10(a)

AMENDMENT NO. 5

TO

PPL CORPORATION INCENTIVE
COMPENSATION PLAN FOR KEY EMPLOYEES

WHEREAS, PPL Corporation, (“PPL”) has adopted the PPL Corporation Incentive Compensation Plan for Key Employees (“Plan”), effective January 1, 1997; and
WHEREAS, the Plan was amended and restated effective January 1, 2003, and subsequently amended by Amendment No. 1, 2, 3, and 4; and
WHEREAS, PPL desires to further amend the Plan;
NOW, THEREFORE, the Plan is hereby amended as follows:
I.           Effective March 1, 2011, Sections 2,  7 and 8 are amended to read:

SECTION 2.  DEFINITIONS.

(cc)                  "Retirement" means:
(a)       eligibility for commencement of benefits at the earliest date under the PPL Retirement Plan, or other defined benefit plan of a PPL affiliated company; or
(b)       for Participants who are not covered by any defined benefit plan, termination of employment with PPL Corporation and all of its Affiliated Companies after (i) attaining age 55, or (ii) for a Participant who at the time of termination of employment is an officer of PPL Corporation or any of its Affiliated Companies, after attaining age 50, if CLC, in its sole discretion, determines that such termination constitutes "Retirement" for purposes of this Plan.

SECTION 7.  RESTRICTED STOCK, RESTRICTED STOCK UNITS.

B.  Restriction Period.  At the time a Restricted Stock or Restricted Stock Units Award is granted, CLC shall establish a Restriction Period applicable to such Award which shall be not less than three years.  Each Restricted Stock or Restricted Stock Units Award may have a different Restriction Period.  All Restricted Stock Units granted after December 31, 2004 shall have a mandatory Restriction Period, except in the case of death, if the Restriction Period has not lapsed as of the day prior to a termination of employment, of six calendar months from the day of termination of employment.
C.  Forfeiture or Payout of Award.  During the Restriction Period, Restricted Stock or Restricted Stock Units Awards are subject to forfeiture or payout (i.e., removal of restrictions) as indicated for each of the following events:
(ii)  Retirement - In this event, Restricted Stock will be completely forfeited, but payout of the Restricted Stock Units Award will be made with complete removal of restrictions, but, for Restricted Stock Units granted after December 31, 2004, six calendar months after the last day of employment, if the Participant is eligible for retirement benefits.  If retirement or severance benefits are payable under a separation program or policy, the restrictions will be modified, but only in accordance with the express terms of such separation program or policy, and in the absence of such express terms there shall be a complete forfeiture of Restricted Stock or Restricted Stock Units.
(iii)  Disability - In this event, payout of the Restricted Stock or Restricted Stock Units Award will be made with complete removal of restrictions, but payout of the Restricted Stock Units granted after December 31, 2004 shall not be made until six calendar months after the event of disability.
(iv)  Death - In this event, payout of the Restricted Stock or Restricted Stock Units Award will be made with complete removal of restrictions to the Beneficiary.

SECTION 8.  STOCK OPTIONS.

G.  Right to Exercise.
(c)          Unless specifically prohibited by the terms of the Option, all restrictions on exercise of an Option, including the one year of continuous employment requirement, shall lapse and the Option shall be immediately exercisable on the date of a Participant's Retirement, provided the Participant does not receive improved retirement benefits under a separation program or policy.  If the Participant receives improved retirement benefits under a separation program or policy, the restrictions on the exercise of an Option shall be modified only in accordance with the express terms of such separation program or policy.
II. Except as provided for in this Amendment No. 5, all other provisions of the Plan shall remain in full force and effect.
IN WITNESS WHEREOF, this Amendment No. 5 is executed this         day of ____________________, 2011.

PPL CORPORATION By: ________________________________________ James H. Miller Chairman/President and CEO